Exhibit 99.1

Molson Coors Reports Lower Worldwide Volume and Underlying After-Tax Income, But Higher Gross Margins, For the Fourth Quarter and Full Year 2015

$704 Million of Underlying Free Cash Flow and $1.33 Billion of Underlying EBITDA Generated in 2015

Results Are In Line with Preliminary Financial Results Provided on January 26, 2016

Fourth Quarter 2015 Highlights (1)

  Worldwide beer volume: 13.8 million hectoliters, decreased 1.7%; Coors Light volume increased 0.8% worldwide and 13.5% in Europe and International
  Net sales: $844.4 million, decreased 13.3% on a reported basis, and decreased 3.5% in constant-currency
  Net sales per HL: $119.69, decreased 12.5%, or decreased 2.7% in constant-currency
  U.S. GAAP net income from continuing operations attributable to MCBC: $33.4 million ($0.18 per diluted share), decreased 64.2%
  Underlying fourth quarter results were lower than prior year primarily due to unfavorable foreign currency movements, increased marketing investments, and the impact of terminated business contracts
  Underlying pretax income: $106.3 million, decreased 21.1%, and decreased 16.6% in constant-currency
  Underlying after-tax income: $90.6 million ($0.49 per diluted share), decreased 11.3%
  Underlying EBITDA (earnings before interest, taxes, depreciation and amortization): $227.3 million, decreased 17.0%

Full Year 2015 Highlights (1)

  Worldwide beer volume: 58.1 million hectoliters, decreased 1.5%; Coors Light volume increased 0.3% worldwide and 15.4% in Europe and International
  Net sales: $3.568 billion, decreased 14.0% on a reported basis, and decreased 2.2% in constant-currency
  Net sales per HL: $117.88, decreased 13.4%, and decreased 1.6% in constant-currency
  U.S. GAAP net income from continuing operations attributable to MCBC: $355.6 million ($1.91 per diluted share), decreased 30.7%
  Underlying full year results were lower than prior year primarily due to unfavorable foreign currency movements and the impact of terminated business contracts
  Underlying pretax income: $831.6 million, decreased 8.0%, and decreased 0.9% in constant-currency
  Underlying after-tax income: $700.4 million ($3.76 per diluted share), decreased 8.9%
  Underlying EBITDA: $1,331.4 million, decreased 9.5%
  Underlying free cash flow was $704 million for the year

DENVER & MONTREAL--(BUSINESS WIRE)--February 11, 2016--Molson Coors Brewing Company (NYSE: TAP; TSX: TPX) today reported a 11.3 percent decrease in underlying after-tax income for the fourth quarter 2015, driven by unfavorable foreign currency movements, increased brand investments, and the termination of major business contracts this year. On a U.S. GAAP basis, the Company reported a $59.8 million decrease in net income to $33.4 million. These results are in line with the Company's preliminary financial results that were released on January 26, 2016.

Molson Coors President and Chief Executive Officer Mark Hunter said, “The most important strategic development for Molson Coors in 2015 was the definitive agreement we reached late in the year to purchase the 58 percent of MillerCoors that we do not currently own, along with the international rights to the Miller brands. This is a game-changing transaction for our company that is compelling both financially and strategically. Last month, we conducted a common stock offering that will fund about 20 percent of the total purchase price and is one step in maintaining investment grade ratings on our debt. We plan to fund the balance of the purchase price with new debt and cash on hand. With regard to business performance, the financial results we released this morning are in line with the preliminary fourth quarter financial results and updated 2015 free cash flow guidance ranges we issued two weeks ago. Overall, we were pleased with the progress that our company made in 2015. We exceeded our targets for cash generation and cost savings and expanded underlying gross and pretax margins globally. We grew our above premium business globally, including craft, flavored malt beverages and cider; we gained share of the key premium light segment in the U.S.; and accelerated the growth of our International business, including a bolt-on acquisition in the fast-growing India market. We continued to focus on building a stronger brand portfolio, delivering value-added innovation, strengthening our core brand positions through incremental marketing investments, and continuing to premiumize our portfolio. We began to see the benefits flow to our top-line performance as the year progressed. For example, Coors Light and Miller Lite both gained share of the premium light segment in the U.S. in the last three quarters of 2015, and Coors Light grew 0.3 percent globally and more than 15 percent in our Europe and International markets. In constant currency, we achieved positive net pricing globally, as well as in most of our major markets. These achievements are against a backdrop of a continued difficult economy and competitive pressures, along with significant unfavorable foreign currency and the termination of major business contracts, as we highlighted through last year."

Mark continued, "We also used our Profit After Capital Charge, or PACC, model as the key driver for our cash and capital allocation decisions. As a result, we drove additional working capital improvements and delivered underlying free cash flow of $704 million for the year, which exceeded our original guidance by more than $150 million, or nearly 30 percent. PACC informed our approach to the MillerCoors acquisition, along with the Mount Shivalik Breweries, Staropramen U.K. and Rekorderlig transactions, and the substantial restructure of our China business last year."

Underlying EBITDA and Free Cash Flow

Underlying EBITDA was $227.3 million in the fourth quarter, a 17.0 percent decrease from a year ago primarily due to unfavorable foreign currency movements and terminated contracts.

Underlying free cash flow for the year totaled $704.3 million. This represents a decrease of $252.4 million from the prior year, primarily driven by unfavorable foreign currency, lower underlying income, higher capital expenditures and higher cash paid for taxes, partially offset by favorable impact from working capital changes.

Stock Repurchases

As previously announced, during the quarter, we suspended our four-year, $1 billion stock buy-back program as we focus on financing the pending MillerCoors transaction. During the quarter, we used $50 million of cash to repurchase 555,942 Class B common shares from October through December.

Foreign Exchange

The Company’s fourth quarter underlying consolidated pretax income includes the negative effect of foreign currency movements totaling $6.1 million. Negative currency impacts in the quarter were $6.9 million in Canada, $0.5 million in Europe, and $0.4 million in International. Foreign currency movements were $1.7 million positive in Corporate.

Effective Income Tax Rates

The Company’s fourth quarter effective income tax rate was 18.7 percent on a reported basis and 13.9 percent on an underlying basis. On a reported basis, the effective tax rate was lower than prior year primarily due to lower pretax income, as well as discrete and other tax benefits. On an underlying basis, the effective tax rate was lower than prior year primarily due to the geographic mix of income and certain discrete tax benefits.

Debt

Total debt at the end of the fourth quarter was $2.937 billion, and cash and cash equivalents totaled $430.9 million, resulting in net debt of $2.507 billion, which is lower than the prior year, primarily due to foreign currency movements.

Fourth Quarter Business Segment Results

The following are the Company’s fourth quarter 2015 results by business segment:

United States Business (MillerCoors)(2)

Molson Coors underlying U.S. segment equity income decreased 10.4 percent to $80.6 million in the quarter.

MillerCoors Operating and Financial Highlights

MillerCoors underlying net income for the quarter decreased 10.2 percent to $191.5 million, driven by lower volume and increased investments in marketing and information technology, partially offset by lower cost of goods sold, net pricing growth and positive sales mix.

MillerCoors domestic sales-to-retailers volume (STRs) declined 2.2 percent for the quarter, driven by continued softness in the below premium segment. Domestic sales-to-wholesalers volume (STWs) decreased 3.1 percent. Domestic net revenue per hectoliter, which excludes contract brewing and company-owned-distributor sales, grew 1.5 percent due to favorable net pricing and positive sales mix. Total MillerCoors net revenue per hectoliter, including contract brewing and company-owned-distributor sales, increased 1.3 percent. Contract brewing volumes decreased 4.1 percent.

Cost of goods sold (COGS) per hectoliter decreased 3.4 percent, driven by lower aluminum, fuel, corn and malt pricing, along with supply chain cost savings. The reduction in total COGS per hectoliter was partially offset by brewery and freight inflation and fixed-cost absorption due to lower volumes. Marketing, general and administrative (MG&A) expense increased 14.2 percent, driven by higher brand investments and information technology investments.

Depreciation and amortization expenses for MillerCoors were $104.4 million in the fourth quarter, which includes accelerated depreciation related to the planned closure of the Eden brewery of $39.5 million. Additions to tangible and intangible assets totaled $145.7 million in the fourth quarter.

Canada Business

Canada underlying pretax income decreased 32.0 percent to $51.8 million in the quarter, partially due to $6.9 million of negative foreign currency impact in the quarter. On a constant-currency basis, underlying pretax income decreased 23.0 percent, driven by higher brand investments, increased distribution costs, and fixed-cost deleverage related to lower volume.

STRs decreased 6.8 percent on a reported basis in the fourth quarter due to the termination of the Miller brands agreement. Excluding the Miller brands from our results(3), our STRs declined 2.9 percent and our market share declined approximately one percentage point. Molson Coors Canada sales volume decreased 5.4 percent in the fourth quarter. Net sales per hectoliter increased 0.5 percent in local currency, driven by positive net pricing.

COGS per hectoliter increased 2.0 percent in local currency, due to input cost inflation, mix shift to higher-cost brands, volume deleverage, and foreign currency movements, partially offset by cost savings. MG&A expense increased 4.2 percent in local currency, driven by higher brand investments.

Europe Business

Europe underlying pretax income decreased 5.5 percent to $36.2 million in the quarter, partially due to $0.5 million of unfavorable foreign currency movements. On a constant-currency basis, underlying pretax income decreased 4.2 percent, driven by the termination of the Modelo brands and Heineken brewing contracts in the U.K. and higher brand amortization expense.

Europe sales volume decreased 0.2 percent, driven by the loss of the Modelo brands in the U.K., which was largely offset by strong growth in Coors Light, Doom Bar and Bergenbier. Europe net sales per hectoliter decreased 2.8 percent in local currency, primarily due to the loss of contract brewing revenue and the Modelo brands in the U.K., along with slightly lower pricing in the quarter.

COGS per hectoliter decreased 3.1 percent in local currency, driven by the elimination of Modelo brand costs and lower contract brewing volume in the U.K.

MG&A expense decreased 3.4 percent in local currency, primarily driven by lower spending as a result of efficiency in marketing investments, partially offset by higher brand amortization expense.

International Business

The International segment posted an underlying pretax loss of $5.1 million in the fourth quarter, versus a loss of $3.9 million a year ago, driven by sales mix and higher investment in new markets, partially offset by higher volume in India and Latin America, along with lower MG&A expenses primarily driven by the substantial restructure of our China business in 2015. Foreign currency movements negatively impacted underlying pretax results by $0.4 million in the fourth quarter.

Total International sales volume, including royalty volume, increased 12.4 percent, driven by strong volume growth in India, primarily due to our acquisition of Mount Shivalik Breweries early in 2015, along with double-digit Coors Light growth in Latin America. Net sales per hectoliter decreased 15.0 percent, driven by sales mix changes and foreign currency movements.

COGS per hectoliter decreased 5.3 percent, due to sales mix changes and foreign currency movements. International MG&A expense decreased 7.5 percent, due to lower marketing investments and overhead costs, primarily related to the substantial restructuring of our China business, as well as foreign currency movements.

Corporate

Underlying Corporate pretax loss totaled $57.2 million for the fourth quarter, an $8.6 million improvement versus a $65.8 million loss in the prior year, driven by lower interest expense and favorable foreign currency movements.

Special and Other Non-Core Items(4)

The following special and other non-core items have been excluded from underlying results.

During the quarter, Molson Coors recognized net special charges of $10.9 million. These charges were primarily driven by restructuring costs of $3.5 million and $2.1 million in Europe and Canada, respectively, associated with closing certain breweries as a part of our continued strategic review of our supply chain network. Related to these brewery closures, we also recognized asset abandonment costs of $1.2 million in Canada related to the Vancouver brewery, and $4.1 million in Europe primarily related to the closure of our Plovdiv brewery and the proposed closure of our Burton South brewery.

During the quarter, MillerCoors recognized special charges of $82.1 million related to the planned closure of the Eden, North Carolina, brewery and early settlement of a portion of the MillerCoors pension plan liability. Our proportionate share of these special charges, net of tax, is $34.4 million.

Other non-core items resulted in an $18.8 million loss, which was driven by unrealized mark-to-market net losses on commodity hedges of $4.9 million, as well as financing and acquisition related charges associated with the pending acquisition of the remaining 58 percent of MillerCoors and the international rights to the Miller brands.

2015 Fourth Quarter and Full Year Conference Call

Molson Coors Brewing Company will conduct an earnings conference call with financial analysts and investors at 11:00 a.m. Eastern Time today to discuss the Company’s 2015 fourth quarter and full year results. The Company will provide a live webcast of the earnings call.

The Company will also host an online, real-time webcast of an Investor Relations Follow-up Session with financial analysts and institutional investors at 1:00 p.m. Eastern Time. Both webcasts will be accessible via the Company’s website, www.molsoncoors.com. Online replays of the webcasts will be available until 11:59 p.m. Eastern Time on May 2, 2016. The Company will post this release and related financial statements on its website today.

Footnotes:

(1) The Company calculates non-GAAP underlying after-tax income, underlying effective tax rate, underlying EBITDA and underlying free cash flow results by excluding special and other non-core items from the nearest U.S. GAAP performance measure, which is net income from continuing operations attributable to MCBC for both underlying after-tax income and underlying EBITDA and net cash provided by operating activities for underlying free cash flow. In addition, constant-currency results exclude the impact of foreign currency movements. For further details regarding these adjustments, please see the section “Special and Other Non-Core Items,” along with tables for reconciliations to the nearest U.S. GAAP measures. Unless otherwise indicated, all $ amounts are in U.S. Dollars, and all quarterly comparative results are for the Company’s fourth quarter ended December 31, 2015, compared to the fourth quarter ended December 31, 2014. Additionally, all per-hectoliter calculations exclude contract brewing and non-owned factored beverage volume in the denominator but include the financial impact of these sales in the numerator, unless otherwise indicated. Some numbers may not sum due to rounding.

(2) MillerCoors, a U.S. joint venture of Molson Coors Brewing Company and SABMiller plc, was launched on July 1, 2008. Molson Coors has a 42 percent economic interest in MillerCoors, which is accounted for using the equity method. Molson Coors’ interest in MillerCoors results, along with certain adjustments under U.S. GAAP, is reflected in “Equity Income in MillerCoors.” This release includes reconciliation from MillerCoors Net Income to Molson Coors Brewing Company Equity Income in MillerCoors and Non-GAAP U.S. Segment Underlying Pretax Income (see Table 8). On November 11, 2015, we entered into a purchase agreement to acquire all of SABMiller’s 58 percent interest in MillerCoors and all trademarks, contracts and other assets primarily related to the Miller brand portfolio outside of the U.S. and Puerto Rico. Following the closing of the pending acquisition, the Company will own 100 percent of the outstanding equity and voting interests of MillerCoors.

(3) Excludes Miller brands from our Canada STR results in fourth quarter 2014 and 2015. On March 31, 2015, our licensing agreement with Miller Brewing Company ("Miller") was terminated, and control of the brands reverted to Miller International. On November 11, 2015, we entered into a purchase agreement to acquire all of SABMiller’s 58 percent interest in MillerCoors and all trademarks, contracts and other assets primarily related to the Miller brand portfolio outside of the U.S. and Puerto Rico. Following the closing of the pending acquisition, the Company will own the Miller brands globally.

(4) See table 2 for the impact of specials and other non-core items by segment.

Overview of Molson Coors

Molson Coors Brewing Company is a leading global brewer delivering extraordinary brands that delight the world's beer drinkers. It brews, markets and sells a portfolio of leading brands such as Coors Light, Molson Canadian, Carling, Staropramen and Blue Moon across The Americas, Europe and Asia. It operates in Canada through Molson Coors Canada; in the US through MillerCoors; across Europe through Molson Coors Europe; and outside these core markets through Molson Coors International. The company has been listed on the Dow Jones Sustainability World Index for the past four years and was named global Beverage Sector Leader in 2012 and 2013. Molson Coors is constantly looking for ways to improve its Beer Print. For more information on Molson Coors Brewing Company visit the company's Web site, http://molsoncoors.com.

About Molson Coors Canada Inc.

Molson Coors Canada Inc. (MCCI) is a subsidiary of Molson Coors Brewing Company. MCCI Class A and Class B exchangeable shares offer substantially the same economic and voting rights as the respective classes of common shares of MCBC, as described in MCBC’s annual proxy statement and Form 10-K filings with the U.S. Securities and Exchange Commission. The trustee holder of the special Class A voting stock and the special Class B voting stock has the right to cast a number of votes equal to the number of then outstanding Class A exchangeable shares and Class B exchangeable shares, respectively.

Forward-Looking Statements

This press release includes estimates or projections that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Generally, the words “believe,” "expect,” "intend,” "anticipate,” “project,” “will,” and similar expressions identify forward-looking statements, which generally are not historic in nature. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”). These factors include, among others, our ability to successfully close, finance and integrate the acquisition of MillerCoors; our ability to achieve expected tax benefits, accretion and cost synergies; our ability to obtain necessary regulatory approvals for the acquisition of MillerCoors; impact of increased competition resulting from further consolidation of brewers, competitive pricing and product pressures; health of the beer industry and our brands in our markets; economic conditions in our markets; additional impairment charges; our ability to maintain manufacturer/distribution agreements; changes in our supply chain system; availability or increase in the cost of packaging materials; success of our joint ventures; risks relating to operations in developing and emerging markets; changes in legal and regulatory requirements, including the regulation of distribution systems; fluctuations in foreign currency exchange rates; increase in the cost of commodities used in the business; the impact of climate change and the availability and quality of water; loss or closure of a major brewery or other key facility; our ability to implement our strategic initiatives, including executing and realizing cost savings; our ability to successfully integrate newly acquired businesses; pension plan costs; failure to comply with debt covenants or deterioration in our credit rating; our ability to maintain good labor relations; our ability to maintain brand image, reputation and product quality; lack of full-control over the operations of MillerCoors and other risks discussed in our filings with the SEC, including our most recent Annual Report on Form 10-K, which is incorporated by reference therein. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Measures

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America ("U.S. GAAP"), we also present pretax and after-tax "underlying income," "underlying effective tax rate," "underlying free cash flow," and "constant-currency," which are non-GAAP measures and should be viewed as supplements to (not substitutes for) our results of operations presented under U.S. GAAP. We also present underlying earnings before interest, taxes, depreciation, and amortization ("underlying EBITDA") as a non-GAAP measure. Our management uses underlying income, underlying EBITDA, underlying effective tax rate, underlying free cash flow and constant-currency as measures of operating performance to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in communications with the board of directors, stockholders, analysts and investors concerning our financial performance; as useful comparisons to the performance of our competitors; and as metrics of certain management incentive compensation calculations. We believe that underlying income, underlying EBITDA, underlying effective tax rate, underlying free cash flow and constant-currency performance are used by and are useful to investors and other users of our financial statements in evaluating our operating performance because they provide an additional tool to evaluate our performance without regard to special and non-core items, which can vary substantially from company to company depending upon accounting methods and book value of assets and capital structure. We have provided reconciliations of all non-GAAP measures to their nearest U.S. GAAP measures and have consistently applied the adjustments within our reconciliations in arriving at each non-GAAP measure. These adjustments consist of special items from our U.S. GAAP financial statements as well as other non-core items, such as acquisition and integration related costs, unrealized mark-to-market gains and losses, and gains and losses on sales of non-operating assets, included in our U.S. GAAP results that warrant adjustment to arrive at non-GAAP results. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

Reconciliations to Nearest U.S. GAAP Measure Molson Coors Brewing Company and Subsidiaries Table 1: Fourth Quarter Underlying After-Tax Income ($ In millions, except per share data) (Unaudited)
	Three Months Ended
	December 31, 2015	December 31, 2014
U.S. GAAP: Net income attributable to MCBC from continuing operations	$33.4	$93.2
Per diluted share	$0.18	$0.50
Add/(less):
Special items, net	10.9	6.6
42% of MillerCoors special items, net of tax(1)	34.4	—
Acquisition and integration related costs(2)	13.9	—
Unrealized mark-to-market (gains) and losses(3)	4.9	7.6
Tax effects on special and non-GAAP items	(6.9)	(5.3)
Non-GAAP: Underlying after-tax income	$90.6	$102.1
Per diluted share	$0.49	$0.55

(1)	Included in equity income in MillerCoors.
(2)	In Q4 2015, $6.9 million costs included in marketing, general and administrative expenses, $6.9 million costs included in other income (expense), net, and $0.1 million costs included in interest expense.
(3)	In Q4 2015, net unrealized losses of $4.9 million included in cost of goods sold. In Q4 2014, a $7.6 million loss is included in cost of goods sold.

Molson Coors Brewing Company and Subsidiaries Table 2: Fourth Quarter Underlying Pretax Income (Loss) ($ In millions) (Unaudited)
	Business					Total
	Canada	U.S.	Europe	MCI	Corporate	Consolidated
U.S. GAAP: 2015 4th Q Income (loss) from continuing operations before income taxes	$48.5	$46.2	$28.6	$(5.1)	$(76.0)	$42.2
Add/(less):
Special items, net	3.3	—	7.6	—	—	10.9
42% of MillerCoors special items, net of tax(1)	—	34.4	—	—	—	34.4
Acquisition and integration related costs(2)	—	—	—	—	13.9	13.9
Unrealized mark-to-market (gains) and losses(3)	—	—	—	—	4.9	4.9
Non-GAAP: 2015 4th Q underlying pretax income (loss)	$51.8	$80.6	$36.2	$(5.1)	$(57.2)	$106.3
Percent change 2015 4th Q vs. 2014 4th Q underlying pretax income (loss)	(32.0)%	(10.4)%	(5.5)%	(30.8)%	13.1%	(21.1)%
U.S. GAAP: 2014 4th Q Income (loss) from continuing operations before income taxes	$76.2	$90.0	$31.7	$(3.9)	$(73.4)	$120.6
Add/(less):
Special items, net	—	—	6.6	—	—	6.6
Unrealized mark-to-market (gains) and losses(3)	—	—	—	—	7.6	7.6
Non-GAAP: 2014 4th Q underlying pretax income (loss)	$76.2	$90.0	$38.3	$(3.9)	$(65.8)	$134.8

(1)	Included in equity income in MillerCoors.
(2)	In Q4 2015, $6.9 million of costs included in marketing, general and administrative expenses, $6.9 million of costs included in other income (expense), net, and $0.1 million of costs included in interest expense.
(3)	In Q4 2015, net unrealized losses of $4.9 million included in cost of goods sold. In Q4 2014, a $7.6 million loss is included in cost of goods sold.

Molson Coors Brewing Company and Subsidiaries Table 3: Full Year Underlying After-Tax Income ($ In millions, except per share data) (Unaudited)
	Twelve Months Ended
	December 31, 2015	December 31, 2014
U.S. GAAP: Net income attributable to MCBC from continuing operations	$355.6	$513.5
Per diluted share	$1.91	$2.76
Add/(less):
Special items, net	346.7	324.4
42% of MillerCoors special items, net of tax(1)	46.2	0.6
Acquisition and integration related costs(2)	13.9	—
Unrealized mark-to-market (gains) and losses(3)	14.1	3.7
Other non-core items(4)	—	(11.3)
Tax effects on special and non-GAAP items	(76.1)	(62.4)
Non-GAAP: Underlying after-tax income	$700.4	$768.5
Per diluted share	$3.76	$4.13

(1)	Included in equity income in MillerCoors.
(2)	In 2015, $6.9 million of costs included in marketing, general and administrative expenses, $6.9 million of costs included in other income (expense), net, and $0.1 million of costs included in interest expense.
(3)	In 2015, net unrealized losses of $14.1 million included in cost of goods sold. In 2014, a $0.5 million gain is included in other income (expense), net, and a $4.2 million loss is in cost of goods sold.
(4)	In 2014, a $11.3 million gain is included in marketing, general and administrative expenses.

Molson Coors Brewing Company and Subsidiaries Table 4: Full Year Underlying Pretax Income (Loss) ($ In millions) (Unaudited)
	Business					Total
	Canada	U.S.	Europe	MCI	Corporate	Consolidated
U.S. GAAP: 2015 Full Year Income (loss) from continuing operations before income taxes	$277.3	$516.3	$(109.7)	$(24.8)	$(248.4)	$410.7
Add/(less):
Special items, net	27.2	—	313.1	6.4	—	346.7
42% of MillerCoors special items, net of tax(1)	—	46.2	—	—	—	46.2
Acquisition and integration related costs(2)	—	—	—	—	13.9	13.9
Unrealized mark-to-market (gains) and losses(3)	—	—	—	—	14.1	14.1
Non-GAAP: 2015 Full Year underlying pretax income (loss)	$304.5	$562.5	$203.4	$(18.4)	$(220.4)	$831.6
Percent change 2015 vs. 2014 Full Year underlying pretax income (loss)	(16.6)%	—%	(16.2)%	(38.3)%	12.9%	(8.0)%
U.S. GAAP: 2014 Full Year Income (loss) from continuing operations before income taxes	$406.8	$561.8	$(111.9)	$(13.3)	$(257.1)	$586.3
Add/(less):
Special items, net	(41.8)	—	365.9	—	0.3	324.4
42% of MillerCoors special items, net of tax(1)	—	0.6	—	—	—	0.6
Unrealized mark-to-market (gains) and losses(3)	—	—	—	—	3.7	3.7
Other non-core items(4)	—	—	(11.3)	—	—	(11.3)
Non-GAAP: 2014 Full Year underlying pretax income (loss)	$365.0	$562.4	$242.7	$(13.3)	$(253.1)	$903.7

(1)	Included in equity income in MillerCoors.
(2)	In 2015, $6.9 million of costs included in marketing, general and administrative expenses, $6.9 million of costs included in other income (expense), net, and $0.1 million costs included in interest expense.
(3)	In 2015, net unrealized losses of $14.1 million included in cost of goods sold. In 2014, $0.5 million gain is included in other income (expense), net, and a $4.2 million loss is in cost of goods sold.
(4)	In 2014, a $11.3 million gain is included in marketing, general and administrative expenses.

Molson Coors Brewing Company and Subsidiaries Table 5: Underlying EBITDA ($ In millions) (Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31, 2015	December 31, 2014	% change	December 31, 2015	December 31, 2014	% change
U.S. GAAP: Net income attributable to MCBC from continuing operations	$33.4	$93.2	(64.2)%	$355.6	$513.5	(30.7)%
Add: Net income (loss) attributable to noncontrolling interests	0.9	0.3	200.0%	3.3	3.8	(13.2)%
U.S. GAAP: Net income (loss) from continuing operations	$34.3	$93.5	(63.3)%	$358.9	$517.3	(30.6)%
Add: Interest expense (income), net	25.4	30.8	(17.5)%	112.0	133.7	(16.2)%
Add: Income tax expense (benefit)	7.9	27.1	(70.8)%	51.8	69.0	(24.9)%
Add: Depreciation and amortization	72.5	80.0	(9.4)%	314.4	313.0	0.4%
Adjustments included in underlying income(1)	29.7	14.2	109.2%	374.7	316.8	18.3%
Adjustments to arrive at underlying EBITDA(2)	(3.7)	(4.0)	(7.5)%	(49.5)	(8.9)	N/M
Adjustments to arrive at underlying EBITDA related to our investment in MillerCoors(3)	61.2	32.3	89.5%	169.1	129.6	30.5%
Non-GAAP: Underlying EBITDA	$227.3	$273.9	(17.0)%	$1,331.4	$1,470.5	(9.5)%

N/M = Not meaningful
(1)	Includes adjustments to non-GAAP underlying income within the table above related to special and non-core items.
(2)	Represents adjustments to remove amounts related to interest, depreciation and amortization included in the adjustments to non-GAAP underlying income above, as these items are added back as adjustments to net income attributable to MCBC from continuing operations.
(3)	Adjustments to our equity income from MillerCoors, which include our proportionate share of MillerCoors' interest, income tax, depreciation and amortization, special items, and amortization of the difference between the MCBC contributed cost basis and proportionate share of the underlying equity in net assets of MillerCoors.

Molson Coors Brewing Company and Subsidiaries Table 6: Underlying Free Cash Flow ($ In millions) (Unaudited)
		Twelve Months Ended
		December 31, 2015	December 31, 2014
U.S. GAAP:	Net Cash Provided by (Used In) Operating Activities	$696.4	$1,272.6
Less:	Additions to properties(1)	(275.0)	(259.5)
Less:	Investment in MillerCoors(1)	(1,442.7)	(1,388.1)
Add:	Return of capital from MillerCoors(1)	1,441.1	1,382.5
Add/(Less):	Cash impact of Special items(2)	23.1	(55.8)
Add:	Costs related to acquisition of businesses(3)	1.1	—
Add:	Discretionary pension contribution(4)	227.1	—
Add:	Settlement of swaps, net(5)	10.7	—
Add:	MillerCoors investment in businesses(6)	22.3	1.3
Add:	MillerCoors cash impact of Special items(6)	0.2	3.7
Non-GAAP:	Underlying Free Cash Flow	$704.3	$956.7

(1)	Included in net cash used in investing activities.
(2)	Included in net cash provided by (used in) operating activities and primarily reflects termination fees received and paid, as well as costs paid for brewery closures and restructuring activities.
(3)	Included in net cash provided by operating activities and reflects acquisition and financing costs paid associated with the pending acquisition of 58% of MillerCoors, LLC, and the Miller global brand portfolio for 2015.
(4)	Discretionary cash contribution of $227.1 million made to our U.K. pension plan included in net cash provided by (used in) operating activities.
(5)	Cash paid for settlement of forward starting interest rate swaps of $29.5 million related to the issuance of our CAD 500 million 2.75% notes due September 2020, and CAD 400 million 2.25% notes due September 2018, included in net cash provided by (used in) operating activities. Also includes the receipt of $18.8 million related to the early settlement of our fixed to float interest rate swaps associated with our $300 million 2% notes due on May 1, 2017, and $500 million 3.5% notes due on May 1, 2022, included in net cash provided by (used in) operating activities.
(6)	Amounts represent our proportionate 42% share of the cash flow impacts to MillerCoors.

MillerCoors LLC Table 7: Underlying Net Income Attributable to MillerCoors ($ In millions) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
U.S. GAAP: Net income attributable to MillerCoors	$109.5	$213.3	$1,217.8	$1,326.2
Add: Special items, net of tax	82.0	—	109.9	1.4
Non-GAAP: Underlying net income attributable to MillerCoors	$191.5	$213.3	$1,327.7	$1,327.6

Molson Coors Brewing Company and Subsidiaries Table 8: Underlying Equity Income in MillerCoors ($ In millions) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
U.S. GAAP: Net Income Attributable to MillerCoors	$109.5	$213.3	$1,217.8	$1,326.2
Multiply: MCBC economic interest	42%	42%	42%	42%
MCBC proportionate share of MillerCoors net income(1)	$46.0	$89.6	$511.5	$557.0
Add: Amortization of the difference between MCBC contributed cost basis and proportionate share of the underlying equity in net assets of MillerCoors(2)	1.2	1.1	4.6	4.6
Add: Share-based compensation adjustment(1)(3)	(1.0)	(0.7)	0.2	0.2
U.S. GAAP: Equity Income in MillerCoors	$46.2	$90.0	$516.3	$561.8
Add: MCBC proportionate share of MillerCoors special items, net of tax	34.4	—	46.2	0.6
Non-GAAP: Underlying Equity Income in MillerCoors	$80.6	$90.0	$562.5	$562.4

(1)	The sum of the quarterly proportionate share of MillerCoors net income and share-based compensation adjustment amounts may not agree to the year-to-date amounts due to rounding.
(2)	Our net investment in MillerCoors is based on the carrying values of the net assets contributed to the joint venture, which is less than our proportionate share of underlying equity (42 percent) of MillerCoors (contributed by both Coors Brewing Company and Miller Brewing Company) by $657.0 million as of December 31, 2015. This basis difference, with the exception of certain non-amortizing items (goodwill, land, etc.), is being amortized as additional equity income over the remaining useful lives of the contributed long-lived amortizing assets.
(3)	The net adjustment is to eliminate all share-based compensation impacts related to pre-existing SABMiller plc equity awards held by former Miller Brewing Company employees now employed by MillerCoors, as well as to add back all share-based compensation impacts related to pre-existing MCBC equity awards held by former MCBC employees that have transferred to MillerCoors.

Molson Coors Brewing Company and Subsidiaries
Table 9: Constant Currency Results: Constant Currency Reporting Net Sales, U.S. GAAP Pretax Income
and Underlying Pretax Income
(Unaudited)

U.S. GAAP: Net Sales (In millions)

	Three Months Ended
	December 31, 2015	December 31, 2014	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
Canada	$341.9	$423.1	(19.2)%	$(60.1)	(5.0)%
Europe	466.2	514.6	(9.4)%	(32.6)	(3.1)%
MCI	36.9	37.0	(0.3)%	(2.3)	5.9%
Corporate	0.2	0.2	—%	—	—%
Eliminations(1)	(0.8)	(1.1)	27.3%	—	27.3%
MCBC Consolidated Total	$844.4	$973.8	(13.3)%	$(95.0)	(3.5)%

(1)	Reflects intercompany sales from Europe to MCI, and the offset is included within MCI cost of goods sold. These amounts are eliminated in the consolidated totals.

U.S. GAAP: Pretax Income (In millions)
	Three Months Ended
	December 31, 2015	December 31, 2014	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
MillerCoors (42% portion)	$46.2	$90.0	(48.7)%	$—	(48.7)%
Canada	48.5	76.2	(36.4)%	(6.2)	(28.2)%
Europe	28.6	31.7	(9.8)%	—	(9.8)%
MCI	(5.1)	(3.9)	(30.8)%	(0.4)	(20.5)%
Corporate	(76.0)	(73.4)	(3.5)%	1.7	(5.9)%
MCBC Consolidated Total	$42.2	$120.6	(65.0)%	$(4.9)	(60.9)%

Non-GAAP: Underlying Pretax Income (In millions)
	Three Months Ended
	December 31, 2015	December 31, 2014	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
MillerCoors (42% portion)	$80.6	$90.0	(10.4)%	$—	(10.4)%
Canada	51.8	76.2	(32.0)%	(6.9)	(23.0)%
Europe	36.2	38.3	(5.5)%	(0.5)	(4.2)%
MCI	(5.1)	(3.9)	(30.8)%	(0.4)	(20.5)%
Corporate	(57.2)	(65.8)	13.1%	1.7	10.5%
MCBC Consolidated Total	$106.3	$134.8	(21.1)%	$(6.1)	(16.6)%

U.S. GAAP: Net Sales (In millions)
	Twelve Months Ended
	December 31, 2015	December 31, 2014	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
Canada	$1,511.5	$1,793.9	(15.7)%	$(239.6)	(2.4)%
Europe	1,914.9	2,200.3	(13.0)%	(233.7)	(2.3)%
MCI	144.5	156.3	(7.5)%	(14.8)	1.9%
Corporate	1.0	1.1	(9.1)%	—	(9.1)%
Eliminations(1)	(4.4)	(5.3)	17.0%	—	17.0%
MCBC Consolidated Total	$3,567.5	$4,146.3	(14.0)%	$(488.1)	(2.2)%

(1)	Reflects intercompany sales from Europe to MCI, and the offset is included within MCI cost of goods sold. These amounts are eliminated in the consolidated totals.

U.S. GAAP: Pretax Income (In millions)
	Twelve Months Ended
	December 31, 2015	December 31, 2014	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
MillerCoors (42% portion)	$516.3	$561.8	(8.1)%	$—	(8.1)%
Canada	277.3	406.8	(31.8)%	(34.3)	(23.4)%
Europe	(109.7)	(111.9)	2.0%	24.0	19.5%
MCI	(24.8)	(13.3)	(86.5)%	(4.3)	(54.1)%
Corporate	(248.4)	(257.1)	3.4%	4.9	1.5%
MCBC Consolidated Total	$410.7	$586.3	(30.0)%	$(9.7)	(28.3)%

Non-GAAP: Underlying Pretax Income (In millions)
	Twelve Months Ended
	December 31, 2015	December 31, 2014	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
MillerCoors (42% portion)	$562.5	$562.4	—%	$—	—%
Canada	304.5	365.0	(16.6)%	(39.3)	(5.8)%
Europe	203.4	242.7	(16.2)%	(25.4)	(5.7)%
MCI	(18.4)	(13.3)	(38.3)%	(4.3)	(6.0)%
Corporate	(220.4)	(253.1)	12.9%	4.9	11.0%
MCBC Consolidated Total	$831.6	$903.7	(8.0)%	$(64.1)	(0.9)%

Constant currency is a non-GAAP measure utilized by Molson Coors management to measure performance, excluding the impact of foreign currency movements. As we operate in various foreign countries where the local currency may strengthen or weaken significantly versus the U.S. dollar or other currencies used in operations, we utilize a constant currency measure as an additional metric to evaluate the underlying performance of each business without consideration of foreign currency movements. This information is non-GAAP and should be viewed as a supplement to (not a substitute for) our reported results of operations under U.S. GAAP. We calculate the impact of foreign exchange on net sales, pretax income and non-GAAP underlying pretax income using the following steps:

1.	Multiply our current period local currency operating results (that also include the impact of the comparable prior-period currency hedging activities) by the weighted average foreign exchange rates used to translate the financial statements in the comparable prior year period. The result is the current-period operating results in U.S. dollars, as if foreign exchange rates had not changed from the prior-year period.
2.	Subtract the result in step 1 from the unadjusted current-period reported operating result in U.S. dollars (U.S. GAAP measure). This difference reflects the impact of foreign currency translational gains/losses included in the current-period results.
3.	Determine the amount of actual non-operating foreign currency gains/losses realized as a result of hedging activities and activities transacted in a currency other than the functional currency of each legal entity.
4.	Add the results of steps 2 and 3 above. This sum equals the total impact of foreign currency translational gains/losses and realized gains/losses from foreign currency transactions. This is the value shown in the “Foreign Exchange $ Impact” column within the table above.

Worldwide Beer Volume Molson Coors Brewing Company and Subsidiaries Table 10: Worldwide Beer Volume (In millions of hectoliters) (Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31, 2015	December 31, 2014	% Change	December 31, 2015	December 31, 2014	% Change
Financial Volume	7.055	7.118	(0.9)%	30.263	30.445	(0.6)%
Royalty Volume(1)	0.351	0.389	(9.8)%	1.631	1.580	3.2%
Owned Volume	7.406	7.507	(1.3)%	31.894	32.025	(0.4)%
Proportionate Share of Equity Investment STRs(2)	6.390	6.530	(2.1)%	26.211	26.939	(2.7)%
Total Worldwide Beer Volume	13.796	14.037	(1.7)%	58.105	58.964	(1.5)%

(1)	Includes MCI segment royalty volume that is primarily in Russia, Ukraine and Mexico, and Europe segment royalty volume in Republic of Ireland.
(2)	Reflects the addition of Molson Coors Brewing Company's proportionate share of equity method investments sales-to-retail for the periods presented.

U.S. GAAP Measures Molson Coors Brewing Company and Subsidiaries Table 11: Consolidated Statements of Operations ($ In millions, except per share data) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Volume in hectoliters	7.055	7.118	30.263	30.445
Sales	$1,236.9	$1,413.3	$5,127.4	$5,927.5
Excise taxes	(392.5)	(439.5)	(1,559.9)	(1,781.2)
Net sales	844.4	973.8	3,567.5	4,146.3
Cost of goods sold	(542.9)	(620.2)	(2,163.5)	(2,493.3)
Gross profit	301.5	353.6	1,404.0	1,653.0
Marketing, general and administrative expenses	(262.7)	(282.6)	(1,051.8)	(1,163.9)
Special items, net	(10.9)	(6.6)	(346.7)	(324.4)
Equity income in MillerCoors	46.2	90.0	516.3	561.8
Operating income (loss)	74.1	154.4	521.8	726.5
Other income (expense), net
Interest expense	(27.6)	(33.6)	(120.3)	(145.0)
Interest income	2.2	2.8	8.3	11.3
Other income (expense), net	(6.5)	(3.0)	0.9	(6.5)
Total other income (expense), net	(31.9)	(33.8)	(111.1)	(140.2)
Income (loss) from continuing operations before income taxes	42.2	120.6	410.7	586.3
Income tax benefit (expense)	(7.9)	(27.1)	(51.8)	(69.0)
Net income (loss) from continuing operations	34.3	93.5	358.9	517.3
Income (loss) from discontinued operations, net of tax	(0.6)	0.9	3.9	0.5
Net income (loss) including noncontrolling interests	33.7	94.4	362.8	517.8
Net (income) loss attributable to noncontrolling interests	(0.9)	(0.3)	(3.3)	(3.8)
Net income (loss) attributable to MCBC	$32.8	$94.1	$359.5	$514.0

Basic net income (loss) attributable to MCBC per share:
From continuing operations	$0.18	$0.50	$1.92	$2.78
From discontinued operations	—	—	0.02	—
Basic net income (loss) attributable to MCBC per share	$0.18	$0.50	$1.94	$2.78

Diluted net income (loss) attributable to MCBC per share:
From continuing operations	$0.18	$0.50	$1.91	$2.76
From discontinued operations	—	—	0.02	—
Diluted net income (loss) attributable to MCBC per share	$0.18	$0.50	$1.93	$2.76

Weighted average shares - basic	184.5	185.3	185.3	184.9
Weighted average shares - diluted	185.7	186.5	186.4	186.1

Dividends per share	$0.41	$0.37	$1.64	$1.48

Amounts attributable to MCBC
Net income (loss) from continuing operations	$33.4	$93.2	$355.6	$513.5
Income (loss) from discontinued operations, net of tax	(0.6)	0.9	3.9	0.5
Net income (loss) attributable to MCBC	$32.8	$94.1	$359.5	$514.0

Molson Coors Brewing Company and Subsidiaries Table 12: Canada Results of Operations ($ In millions) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Volume in hectoliters	1.841	1.947	7.692	8.075
Sales	$455.0	$561.9	$1,994.2	$2,363.4
Excise taxes	(113.1)	(138.8)	(482.7)	(569.5)
Net sales	341.9	423.1	1,511.5	1,793.9
Cost of goods sold	(207.4)	(252.8)	(861.6)	(1,021.6)
Gross profit	134.5	170.3	649.9	772.3
Marketing, general and administrative expenses	(84.9)	(95.7)	(355.6)	(412.5)
Special items, net	(3.3)	—	(27.2)	41.8
Operating income (loss)	46.3	74.6	267.1	401.6
Other income (expense), net	2.2	1.6	10.2	5.2
Income (loss) from continuing operations before income taxes	$48.5	$76.2	$277.3	$406.8

Molson Coors Brewing Company and Subsidiaries Table 13: Europe Results of Operations ($ In millions) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Volume in hectoliters(1)	4.849	4.860	21.014	21.083
Sales(1)	$739.0	$809.6	$2,959.6	$3,384.1
Excise taxes	(272.8)	(295.0)	(1,044.7)	(1,183.8)
Net sales(1)	466.2	514.6	1,914.9	2,200.3
Cost of goods sold	(306.4)	(338.7)	(1,193.0)	(1,375.8)
Gross profit	159.8	175.9	721.9	824.5
Marketing, general and administrative expenses	(122.4)	(138.1)	(519.3)	(573.1)
Special items, net	(7.6)	(6.6)	(313.1)	(365.9)
Operating income (loss)	29.8	31.2	(110.5)	(114.5)
Interest income, net	0.9	1.0	3.9	4.4
Other income (expense), net	(2.1)	(0.5)	(3.1)	(1.8)
Income (loss) from continuing operations before income taxes	$28.6	$31.7	$(109.7)	$(111.9)

(1)	Gross segment sales include intercompany sales to MCI consisting of $0.8 million of net sales and 0.013 million hectoliters and $4.4 million of net sales and 0.056 million hectoliters for the three and twelve months ended December 31, 2015, respectively. Gross segment sales include intercompany sales to MCI consisting of $1.1 million of net sales and 0.011 million hectoliters and 5.3 million of net sales and 0.057 million hectoliters for the three and twelve months ended December 31, 2014, respectively. The offset is included within MCI cost of goods sold. These amounts are eliminated in the consolidated totals.

Molson Coors Brewing Company and Subsidiaries Table 14: Molson Coors International Results of Operations ($ In millions) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Volume in hectoliters(1)	0.378	0.322	1.613	1.344
Sales	$43.5	$42.7	$177.0	$184.2
Excise taxes	(6.6)	(5.7)	(32.5)	(27.9)
Net sales	36.9	37.0	144.5	156.3
Cost of goods sold(2)	(24.8)	(22.3)	(98.6)	(96.5)
Gross profit	12.1	14.7	45.9	59.8
Marketing, general and administrative expenses	(17.2)	(18.6)	(63.9)	(73.1)
Special items, net	—	—	(6.4)	—
Operating income (loss)	(5.1)	(3.9)	(24.4)	(13.3)
Other income (expense), net	—	—	(0.4)	—
Income (loss) from continuing operations before income taxes	$(5.1)	$(3.9)	$(24.8)	$(13.3)

(1)	Excludes royalty volume of 0.338 million hectoliters and 1.458 million hectoliters for the three and twelve months ended December 31, 2015, and excludes royalty volume of 0.315 million hectoliters and 1.351 million hectoliters for the three and twelve months ended December 31, 2014, respectively.
(2)	Reflects gross segment amounts, and includes intercompany cost of goods sold from Europe of $0.8 million and $4.4 million for the three and twelve months ended December 31, 2015, respectively, and $1.1 million and $5.3 million for the three and twelve months ended December 31, 2014, respectively. The offset is included within Europe net sales. These amounts are eliminated in the consolidated totals.

Molson Coors Brewing Company and Subsidiaries Table 15: Corporate Results of Operations ($ In millions) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Volume in hectoliters	—	—	—	—
Sales	$0.2	$0.2	$1.0	$1.1
Excise taxes	—	—	—	—
Net sales	0.2	0.2	1.0	1.1
Cost of goods sold	(5.1)	(7.5)	(14.7)	(4.7)
Gross profit	(4.9)	(7.3)	(13.7)	(3.6)
Marketing, general and administrative expenses	(38.2)	(30.2)	(113.0)	(105.2)
Special items, net	—	—	—	(0.3)
Operating income (loss)	(43.1)	(37.5)	(126.7)	(109.1)
Interest expense, net	(26.3)	(31.8)	(115.9)	(138.1)
Other income (expense), net	(6.6)	(4.1)	(5.8)	(9.9)
Income (loss) from continuing operations before income taxes	$(76.0)	$(73.4)	$(248.4)	$(257.1)

MillerCoors LLC (1) Table 16: MillerCoors Results of Operations ($ In millions) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Volume in hectoliters(2)	16.031	16.559	70.604	72.701
Sales	$1,995.3	$2,039.1	$8,822.2	$8,990.4
Excise taxes	(247.1)	(257.3)	(1,096.7)	(1,142.0)
Net sales	1,748.2	1,781.8	7,725.5	7,848.4
Cost of goods sold	(1,056.9)	(1,129.6)	(4,547.5)	(4,743.8)
Gross profit	691.3	652.2	3,178.0	3,104.6
Marketing, general and administrative expenses	(495.7)	(434.1)	(1,828.7)	(1,755.9)
Special items, net	(82.1)	—	(110.1)	(1.4)
Operating income	113.5	218.1	1,239.2	1,347.3
Interest income (expense), net	(0.6)	(0.1)	(1.6)	(1.1)
Other income (expense), net	1.1	1.2	5.7	5.5
Income before income taxes	114.0	219.2	1,243.3	1,351.7
Income tax expense	(0.9)	(1.5)	(4.7)	(6.1)
Net income	113.1	217.7	1,238.6	1,345.6
Net (income) loss attributable to noncontrolling interests	(3.6)	(4.4)	(20.8)	(19.4)
Net income attributable to MillerCoors	$109.5	$213.3	$1,217.8	$1,326.2

(1)	Economic ownership of MillerCoors is 58% held by SABMiller and 42% held by Molson Coors. See Table 8 for a reconciliation from Net Income Attributable to MillerCoors to Molson Coors Equity Income in MillerCoors, and to U.S. Segment Underlying Pretax Income (Non-GAAP).
(2)	Includes contract brewing and company-owned-distributor sales, which are excluded from our worldwide beer volume calculation.

Molson Coors Brewing Company and Subsidiaries Table 17: Consolidated Balance Sheets ($ In millions, except par value) (Unaudited)
	As of
	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$430.9	$624.6
Accounts and other receivables:
Trade, less allowance for doubtful accounts of $8.7 and $11.5, respectively	407.9	488.9
Affiliate receivables	16.8	38.8
Other receivables, less allowance for doubtful accounts of $0.8 and $0.8, respectively	101.2	94.0
Inventories:
Finished	139.1	135.3
In process	13.0	20.7
Raw materials	18.6	34.5
Packaging materials	8.6	11.7
Total inventories	179.3	202.2
Maintenance and operating supplies, less allowance for obsolete supplies of $5.1 and $5.0, respectively	17.4	24.0
Other current assets	105.3	77.4
Deferred tax assets	—	27.2
Total current assets	1,258.8	1,577.1
Properties, less accumulated depreciation of $1,390.1 and $1,343.2, respectively	1,590.8	1,798.0
Goodwill	1,983.3	2,191.6
Other intangibles, less accumulated amortization of $341.8 and $359.6, respectively	4,745.7	5,755.8
Investment in MillerCoors	2,441.0	2,388.6
Deferred tax assets	20.2	58.2
Notes receivable, less allowance for doubtful accounts of $1.9 and $1.6, respectively	19.9	21.6
Other assets	216.6	189.2
Total assets	$12,276.3	$13,980.1
Liabilities and equity
Current liabilities:
Accounts payable and other current liabilities (includes affiliate payable amounts of $10.6 and $21.4, respectively)	$1,184.4	$1,305.0
Deferred tax liabilities	—	164.8
Current portion of long-term debt and short-term borrowings	28.7	849.0
Discontinued operations	4.1	6.1
Total current liabilities	1,217.2	2,324.9
Long-term debt	2,908.7	2,321.3
Pension and post-retirement benefits	201.9	542.9
Deferred tax liabilities	799.8	784.3
Unrecognized tax benefits	8.4	25.4
Other liabilities	66.9	79.7
Discontinued operations	10.3	15.5
Total liabilities	5,213.2	6,094.0
Molson Coors Brewing Company stockholders' equity
Capital stock:
Preferred stock, $0.01 par value (authorized: 25.0 shares; none issued)	—	—
Class A common stock, $0.01 par value (authorized: 500.0 shares; issued and outstanding: 2.6 shares and 2.6 shares, respectively)	—	—
Class B common stock, $0.01 par value (authorized: 500.0 shares; issued: 172.5 shares and 169.9 shares, respectively)	1.7	1.7
Class A exchangeable shares, no par value (issued and outstanding: 2.9 shares and 2.9 shares, respectively)	108.2	108.5
Class B exchangeable shares, no par value (issued and outstanding: 16.0 shares and 17.6 shares, respectively)	603.0	661.5
Paid-in capital	4,000.4	3,871.2
Retained earnings	4,496.0	4,439.9
Accumulated other comprehensive income (loss)	(1,694.9)	(898.4)
Class B common stock held in treasury at cost (9.5 shares and 7.5 shares, respectively)	(471.4)	(321.1)
Total Molson Coors Brewing Company stockholders' equity	7,043.0	7,863.3
Noncontrolling interests	20.1	22.8
Total equity	7,063.1	7,886.1
Total liabilities and equity	$12,276.3	$13,980.1

Molson Coors Brewing Company and Subsidiaries Table 18: Consolidated Statements of Cash Flows ($ In millions) (Unaudited)
	Twelve Months Ended
	December 31, 2015	December 31, 2014
Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$362.8	$517.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	314.4	313.0
Amortization of debt issuance costs and discounts	11.1	7.0
Share-based compensation	18.4	23.5
(Gain) loss on sale or impairment of properties and other assets, net	274.7	375.5
Equity income in MillerCoors	(516.3)	(561.8)
Distributions from MillerCoors	516.3	561.8
Equity in net (income) loss of other unconsolidated affiliates	(4.5)	1.7
Distributions from other unconsolidated affiliates	—	15.4
Excess tax benefits from share-based compensation	(10.0)	(8.2)
Unrealized (gain) loss on foreign currency fluctuations and derivative instruments, net	16.7	12.2
Income tax (benefit) expense	51.8	69.0
Income tax (paid) received	(134.1)	(93.1)
Interest expense, excluding interest amortization	116.1	138.0
Interest (paid) received	(98.9)	(136.3)
Pension expense	15.3	21.0
Pension contributions (paid)	(256.1)	(33.6)
Change in current assets and liabilities (net of impact of business combinations) and other:
Receivables	60.8	22.3
Inventories	10.9	(16.5)
Payables and other current liabilities	(111.0)	75.3
Other assets and other liabilities	61.9	(30.9)
(Gain) loss from discontinued operations	(3.9)	(0.5)
Net cash provided by operating activities	696.4	1,272.6
Cash flows from investing activities:
Additions to properties	(275.0)	(259.5)
Proceeds from sales of properties and other assets	11.8	8.8
Acquisition of businesses, net of cash acquired	(91.2)	—
Proceeds from sale of business	8.7	—
Investment in MillerCoors	(1,442.7)	(1,388.1)
Return of capital from MillerCoors	1,441.1	1,382.5
Other	12.6	16.9
Net cash used in investing activities	(334.7)	(239.4)
Cash flows from financing activities:
Exercise of stock options under equity compensation plans	34.6	44.4
Excess tax benefits from share-based compensation	10.0	8.2
Dividends paid	(303.4)	(273.6)
Payments for purchase of treasury stock	(150.1)	—
Payments on debt and borrowings	(701.4)	(74.4)
Proceeds on debt and borrowings	703.3	4.8
Debt issuance costs	(61.8)	(1.9)
Payments on settlement of derivative instruments	—	(65.2)
Net proceeds from (payments on) revolving credit facilities and commercial paper	3.9	(513.9)
Change in overdraft balances and other	(47.1)	69.6
Net cash used in financing activities	(512.0)	(802.0)
Cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	(150.3)	231.2
Effect of foreign exchange rate changes on cash and cash equivalents	(43.4)	(48.9)
Balance at beginning of year	624.6	442.3
Balance at end of year	$430.9	$624.6

CONTACT:
Molson Coors
News Media:
Colin Wheeler, 303-927-2443
or
Investor Relations:
Dave Dunnewald, 303-927-2334